                                                                     EXHIBIT 4.6

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

           WARRANT TO PURCHASE SERIES A CONVERTIBLE PREFERRED STOCK

                                      OF

                            SITEBRIDGE CORPORATION

No. WA-3                                          Date of Issuance - May 5, 1998

     This certifies that, for value received, Mr. Amir Bakhtiar or his registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from SITEBRlDGE CORPORATION, a Delaware corporation (the "Company"), One Thousand (1,000) shares of the Series A Convertible Preferred Stock of the Company (the "Series A Preferred Stock"), as constituted on the date hereof (the "Warrant Issue Date"), upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Series A Preferred Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

     1.   Term of Warrant.  Subject to the terms and conditions set forth
          ---------------
herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the closing of the sale and issuance of shares of Series A Preferred Stock pursuant to that certain Series A Convertible Preferred Stock Purchase Agreement dated May __, 1998 by and between the Company and the Investors (as such term is defined in such purchase agreement) and ending at 5:00 p.m., Eastern Standard Time five (5) years thereafter, unless such term is extended by the unanimous vote of the Company's Board of Directors, and shall be void thereafter (the "Term").

     2.   Exercise Price.  The Exercise Price at which this Warrant may be
          --------------
exercised shall be One Dollar Eighty Cents ($1.80) per share of Series A Preferred Stock, as adjusted from time to time pursuant to Section 11 hereof (the "Exercise Price").

     3.   Exercise of Warrant.
          -------------------

     (a)  The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, but not for less than five thousand (5,000) shares at a time (or such lesser number of shares which may then constitute the maximum number purchasable; such number being subject to adjustment as provided in Section 11 below), at any time, or from time to time, during the Term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto as Exhibit A duly completed and executed on behalf of the Holder, at the office of
---------
the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash or by check acceptable to the Company in an amount equal to the product of the Exercise Price set forth in
Section 2 above multiplied by the number of shares of Series A Preferred Stock being purchased upon such exercise.

          (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Series A Preferred Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date.
As promptly as practicable on or after such date and in any event within ten
(10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

     4.   No Fractional Shares or Scrip.  No fractional shares or scrip
          -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

     5.   Replacement of Warrant.  On receipt of evidence reasonably
          ----------------------
satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

     6.   Rights of Stockholders.  This Warrant shall not entitle the Holder to
          ----------------------
any of the rights of a stockholder of the Company.

     7.   Transfer of Warrant.
          -------------------

          (a)  Warrant Register.  The Company will maintain a register (the
               ----------------
"Warrant Register") containing, the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

          (b)  Transferability and Nonnegotiability of Warrant and Underlying
               --------------------------------------------------------------
Series A Preferred Stock.  This Warrant may not be transferred or assigned in
------------------------
whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Act"), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto as Exhibit B) and
                                                           ---------
delivery in the same manner as a negotiable instrument transferable by endorsement and delivery. Both the Series A Preferred Stock and the Common Stock to be issued upon exercise hereof or conversion thereof, may not be transferred or assigned in whole or in part without (i) compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company) and (ii) pursuant to the terms and conditions of that certain Investors' Rights Agreement dated as of May __, 1998, by and among the Company, the Holder and certain stockholders of the Company, as amended from time to time (the "Investors' Rights Agreement").

          (c)  Exchange of Warrant Upon a Transfer.  On surrender of this
               -----------------------------------
Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers and contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise thereof.

          (d)  Compliance with Securities Laws and the Investors' Rights
               ---------------------------------------------------------
Agreement.
---------

          (1) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Series A Preferred Stock or Common Stock to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell, or otherwise dispose of this Warrant or any shares of Series A Preferred Stock or Common Stock to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Series A Preferred Stock or Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale, except under circumstances that will not result in a violation of the Act or any state securities laws.

          (2) The Holder of this Warrant, by acceptance hereof, acknowledges that the shares of Series A Preferred Stock or Common Stock to be issued upon exercise hereof or conversion thereof will not be offered, sold, or otherwise disposed of except in compliance with the terms and conditions of the Investors' Rights Agreement.

          (3) This Warrant and all shares of Series A Preferred Stock or Common Stock issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

          THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN; THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

          THE SHARES OF STOCK UNDERLYING THIS WARRANT ARE SUBJECT TO CERTAIN RIGHTS RESTRICTIONS UPON THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR ENCUMBRANCE OF THE SHARES AS SET FORTH IN AN INVESTORS' RIGHTS AGREEMENT, AS AMENDED, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SHARES REPRESENTED BY THIS WARRANT MAY NOT BE SOLD ASSIGNED, TRANSFERRED, PLEDGED OR ENCUMBERED, EXCEPT IN CONFORMITY WITH THE TERMS OF SUCH INVESTORS RIGHTS' AGREEMENT.

     8.   Reservation of Stock. The Company covenants that during the Term this
          --------------------
Warrant is exercisable, the Company will reserve from its authorized and unissued Series A Preferred Stock a sufficient number of shares to provide for the issuance of Series A Preferred Stock upon the exercise of this Warrant (and shares of its Common Stock for issuance on conversion of such Series A Preferred Stock) and, from time to time, will take all steps necessary to amend its Restated Certificate of Incorporation, as amended from time to time (the "Certificate") to provide sufficient reserves of shares of Series A Preferred Stock issuable upon exercise of the Warrant (and shares of its Common Stock for issuance on Conversion of such Series A Preferred Stock). The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Series A Preferred Stock upon the exercise of this Warrant.

     9.   Notices.
          -------

          (a) Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Treasurer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant as provided in Section 12.1 hereof.

     (b)  In case

          (1) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

          (2) the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

          (3) of any voluntary dissolution, liquidation of winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or
(B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Series A Preferred Stock or Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Series A Preferred Stock or Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten business (10) days prior to the date therein specified.

          (c) All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third (3) business day following the date of such mailing.

     10.  Amendments.
          ----------

     (a) Any term of this Warrant may be amended with the written consent of the Company and the Holder.

     (b) No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     11.  Adjustments.  The Exercise Price and the number of shares purchasable
          -----------
hereunder are subject to adjustment from time to time as follows:

     11.1 Conversion of Series A Preferred Stock.  Should all of the Company's
          --------------------------------------
Series A Preferred Stock be, or if outstanding would be, at any time prior to the expiration of this Warrant or any portion thereof, converted into shares of the Company's Common Stock in accordance with Section 6 of the Certificate setting forth the rights, privileges and preferences of the Series A Preferred Stock, then this Warrant shall become exercisable for that number of shares of the Company's Common Stock equal to the number of shares of the Common Stock which would have been received if this Warrant had been exercised in full and the Series A Preferred Stock received thereupon had been simultaneously converted immediately prior to such event, and the Exercise Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Exercise Price of the maximum number of shares of Series A Preferred Stock for which this Warrant was exercisable immediately prior to such conversion or redemption, by (y) the number of shares of Common Stock for which this Warrant is exercisable immediately after such conversion or redemption.

     11.2 Merger, Sale of Assets, Etc.
          ---------------------------

     (a) If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 11. The foregoing provisions of this Section 11.2 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation which are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

     (b) Notices of Record Date.  In the event that the Company shall propose at
         ----------------------
any time to merge with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, then the Company shall send to the holder of this Warrant at least twenty (20) days' prior written notice of the date on which a record shall be taken for determining rights to vote in respect of such event.

     11.3 Reclassification. etc.  If the Company at any time while this
          ---------------------
Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in Section 11.

     11.4 Split, Subdivision or Combination of Shares.  If the Company at any
          -------------------------------------------
time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the number of shares of such securities available for purchase in effect immediately prior to such subdivision, combination, or dividend or other distribution and the Exercise Price per share for such securities shall be proportionately adjusted. Adjustments set forth herein shall be readjusted in the same manner for any successive event or events described herein.

     11.5 Adjustments for Dividends in Stock or Other Securities or Property.
          ------------------------------------------------------------------
If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall re resent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this
Section 11.

     11.6 Certificate as to Adjustments.  Upon the occurrence of each
          -----------------------------
adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such holder, furnish or cause to be furnished to such holder a like certificate setting forth: (i)such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

     11.7 No Impairment.  The Company will not, by any voluntary action, avoid
          -------------
or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against impairment.

     12.  Miscellaneous.
          -------------

     12.1 Notices.  Any notices required to be sent to a Holder will be
          -------
delivered to the address of such Holder shown on the books of the Company. All notices referred to herein will be delivered in person or sent by first class mail, postage prepaid, and will be deemed to have been given when so delivered or sent.

     12.2 Descriptive Headings; Governing Law.  The descriptive headings of the
          -----------------------------------
paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the laws of the State of Delaware, without regard to principles of conflicts or choice of law.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, SITEBRIDGE CORPORATION caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  May 5, 1998

                              SITEBRIDGE CORPORATION

                              By:    /s/ Wendell Lansford
                                 --------------------------------------
                                       Wendell Lansford
                                          President
HOLDER:


_________________________________

Name: ___________________________

Title: __________________________

                                   EXHIBIT A
                                   ---------

                          FORM OF NOTICE OF EXERCISE
                          --------------------------

To:  SITEBRIDGE CORPORATION

     (1) The undersigned hereby elects to purchase shares of Series A Preferred Stock of SITEBRIDGE CORPORATION pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

     (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Series A Preferred Stock or the Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell, or otherwise dispose of any such shares of Series A Preferred Stock or Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     (3) Please issue a certificate or certificates representing said shares of Series A Preferred Stock in the name of the undersigned or in such other name as is specified below:



                                    ___________________________________________
                                    [Name]


                                    ___________________________________________
                                    [Name]

     (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:


                                    ___________________________________________
                                    [Name]


________________________            ___________________________________________
[Date]                              [Signature]

                                   EXHIBIT B
                                   ---------

                            FORM OF ASSIGNMENT FORM
                            -----------------------

     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Series A Preferred Stock (or Common Stock) set forth below:

Name of Assignee    Address         No. of Shares
----------------    -------         -------------



and does hereby irrevocably constitute and appoint ____________________________ Attorney to make such transfer on the books of SITEBRIDGE CORPORATION maintained for the purpose, with full power of substitution in the premises.

     The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

DATED:  ___________________



                                    ___________________________________________
                                    Signature of Holder



                                    ___________________________________________
                                    (Witness)